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                                                                   EXHIBIT 23.14



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" In the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the "Company"), for the registration of up to 4,533,932 shares of its common stock, and to the incorporation by reference therein of our report dated July 23, 1998 with respect to the combined financial statements of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc., included in the Company's Report on Form 8-K dated December 24, 1998.







Beene Garter LLP
January 7, 1999
Grand Rapids, Michigan